Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-267118 on Form S-3 and Registration Statement Nos. 333-258153 and 333-263661 on Form S-8 of our reports dated March 1, 2023, relating to the financial statements of Cytek Biosciences, Inc. and the effectiveness of Cytek Biosciences, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

San Jose, California

March 1, 2023